Exhibit 3.2

Amended Bylaws
of
Electro-Sensors, Inc.
(as of March 23, 2021)

ARTICLE 1

Offices and Corporate Seal

1.1          Offices.  The principal office of the corporation will be located at 6111 Blue Circle Drive, Minnetonka, Minnesota, and the corporation may have offices at such other places within or without the State of Minnesota as the Board of Directors may from time to time determine or the business of the corporation requires.

1.2          Seal. The corporation will have such corporate seal or no corporate seal as the Board of Directors may from time to time determine.

ARTICLE 2

Meetings of Shareholders

2.1          Annual Meeting.  The annual meeting of the shareholders of the corporation entitled to vote will be held at the principal office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, or by written consent of all the shareholders entitled to vote thereat, at such time on such day of each year as determined by the Board of Directors or by the President. At the annual meeting, the shareholders, voting as provided in the Articles of Incorporation, will elect directors and transact such other business as properly comes before the meeting.

2.2          Special Meetings.  Special meetings of the shareholders entitled to vote may be called by the Secretary at any time upon request of the Chairman of the Board, the President or the Board of Directors (acting upon majority vote), or upon request by shareholders holding 10% or more of the voting power of the shareholders.

2.3          Remote or Virtual Shareholder Meetings.  The Board of Directors may determine that shareholders not physically present in person or by proxy at a regular or special shareholder meeting called pursuant to Section 2.1 or 2.2 of these Bylaws may, by means of remote communication, participate in a regular or special shareholder meeting held at a designated place. The Board of Directors also may determine that any regular or special meeting of the shareholders will not be held at a physical place, but instead solely by means of remote communication, so long as the corporation implements reasonable measures to provide that each shareholder participating by remote means communication has a reasonable opportunity to participate in the meeting in accordance with the provisions of Section 302A.436, subdivision 5, of the Minnesota Business Corporation Act (the “MBCA”) as amended from time to time, or any successor statute.  Participation by remote communication constitutes presence at the meeting.

1

2.4          Notice of Meetings.

(a)     Written Notice of Meetings.  Subject to Section 2.4(b), the Company must mail to each shareholder entitled to vote, at the address on the books of the corporation, a notice setting out the place, date and hour of the regular meeting or any special meeting, which notice must be mailed at least 10 but not more than 60 days prior to the date of the meeting.  Notice of any special meeting must state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings will be confined to purposes stated in the notice.  Attendance at a meeting by any shareholder, without objection at the beginning of the meeting by the shareholder as to the transaction of business because the meeting is not lawfully convened or that the item may not lawfully be considered, will constitute the shareholder’s waiver of notice of the meeting.

(b)    Electronic Notice.  Notwithstanding the written notice requirement in Subsection 2.4(a) above, notice of any regular or special meeting may be given to a shareholder by means of electronic communication if the requirements of MBCA Section 302A.436, subdivision 5, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is given to the shareholder in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended, so long as the corporation has first received any written or implied consent required by those rules and regulations.

2.5       Quorum and Adjourned Meetings.  The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business at any annual or special meeting of the shareholders. In case a quorum is not present at the annual meeting, those present will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of voting shares are represented. At such adjourned meetings at which the required amount of voting shares are represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.6          Voting.  At each meeting of the shareholders, every shareholder having the right to vote will be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder will have one vote for each share having voting power standing in his name on the books of the corporation except as may be otherwise required to provide for cumulative voting (if not denied by the Articles). Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting will be by ballot. All elections will be had and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as otherwise be required by statute, the Articles of Incorporation or these Bylaws. Except as may otherwise be required to conform to cumulative voting procedures, directors will be elected by a plurality of the votes cast by holders of shares entitled to vote thereon.

2.7          Closing of Books.  The Board of Directors may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed, The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period. In the absence of action by the Board, only shareholders of record twenty 20 days prior to a meeting may vote at such meeting.

2

2.8          Order of Business.  The suggested order of business at the annual meeting and, to the extent appropriate, at all other meetings of the shareholders, will, unless modified by the presiding chairman, be:

(a)     Call of roll

(b)    Proof of due notice of meeting or waiver of notice

(c)     Determination of existence of quorum

(d)    Reading and disposal of any unapproved minutes

(e)     Annual reports of officers and committees

(f)      Election of directors

(g)    Unfinished business

(h)    New business

(i)      Adjournment.

ARTICLE 3

Directors

3.1          General Powers.  The property, affairs and business of the corporation will be managed by the Board of Directors.

3.2          Number, Term and Qualifications.  The Board of Directors will consist of one or more members. At each annual meeting, the shareholders will determine the number of directors; provided, that between annual meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director will serve for an indefinite term that expires at the next annual meeting of shareholders, and until the director’s successor is elected and qualified, or until the director’s earlier death, resignation, disqualification or removal as provided by statute.

3.3          Vacancies.  Vacancies in the Board of Directors may be filled by the remaining members of the Board, though less than a quorum; provided that newly created directorships resulting from an increase in the authorized number of directors may be filled by two-thirds (2/3) of the directors serving at the time of such increase. Persons so elected will serve as directors until their successors are elected by the shareholders, who may make such election at their next annual meeting or at any special meeting duly called for that purpose.

3

3.4          Quorum.  A majority of the entire Board of Directors will constitute a quorum for the transaction of business; provided, however, that if any vacancies exist by reason of death, resignation or otherwise, a majority of the remaining directors will constitute a quorum for the purpose of filling of such vacancies.

3.5          First Meeting.  As soon as practicable after each annual election of directors, the Board of Directors will meet for the purpose of organization, electing or appointing officers of the corporation, and transaction of other business, at the place where the shareholders' meeting is held or at the place where regular meetings of the Board of Directors are held. No notice of such meeting need be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings or in a waiver of notice signed by all the directors.

3.6          Regular Meetings.  Regular meetings of the Board of Directors may be held from time to time at such time and place as may from time to time be fixed by resolution adopted by a majority of the entire Board of Directors. No notice need be given of any regular meeting.

3.7          Special Meetings.  Special meetings of the Board of Directors may be held at such time and place as may be designated in the notice or the waiver of notice of the meeting. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by any two directors. Unless notice is waived by all directors, notice of such special meeting (including a statement of the purposes thereof) must be given to each director at least 24 hours in advance of the meeting if oral or two days in advance of the meeting if by mail, telegraph or other written communication; provided, however, that meetings may be held without waiver of notice from or giving notice to any director serving in the armed forces of the United States or outside the continental limits of the United States. A director, by attendance at any directors' meeting without objection in writing, will be deemed to have waived notice of that meeting.

3.8          Compensation.  Directors and members of any committee of the Board contemplated by these Bylaws or otherwise provided for by resolution of the Board of Directors, will receive only such compensation therefor as may be determined from time to time by resolution of the Board of Directors. Nothing herein contained may be construed to preclude any director from serving the corporation in any other capacity and receiving proper compensation therefor, unless prohibited by the rules of any national securities exchange or other market on which the corporation’s securities are listed.

3.9          Indemnification.  The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended.

4

3.10        Executive Committee.  The Board of Directors may, by unanimous affirmative action of the entire Board, designate two or more of its number to constitute an Executive Committee, which, to the extent determined by unanimous affirmative action of the entire Board, will have and exercise the authority of the Board in the management of the business of the corporation. Any such Executive Committee may act only in the interval between meetings of the Board and will be subject at all times to the control and direction of the Board.

3.11        Order of Business.  The suggested order of business at any meeting of the Board of Directors will, to the extent appropriate and unless modified by the presiding chairman, be:

(a)     Roll call

(b)    Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by President

(c)     Determination of existence of quorum

(d)    Reading and disposal of any unapproved minutes

              (e) Reports of officers and committees

              (f) Election of officers

              (g) Unfinished business

              (h) New business

              (i) Adjournment.

5

ARTICLE 4

Officers

4.1          Number and Designation.  The Board of Directors will elect a President, Chief Executive Officer, Chief Financial Officer, a Secretary, and may elect or appoint a Chairman of the Board and such other officers and agents as it may from time to time determine. Any two or more of these offices may be held by one person.

4.2          Election, Term of Office and Qualifications.  At each annual meeting of the Board of Directors, the Board will elect the officers provided for in Section 4.1 and these officers will hold office until the next annual meeting of the Board or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the entire Board of Directors (without prejudice, however, to any contract rights of such officer).

4.3          Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors or to the Chairman, President or Secretary. The resignation will take effect at the time specified in the notice and, unless otherwise specified therein, acceptance of the resignation will not be necessary to make it effective.

4.4          Vacancies in Offices.  If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, the vacancy may be filled for the unexpired term by the Board of Directors at any regular or special meeting.

4.5          Chairman of the Board.  The Board of Directors may, in its discretion, elect one of its number as Chairman of the Board. The Chairman will exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.  The Chairman or his designee will preside at all meetings of the shareholders and of the Board.  The Chairman of the Board may call a meeting of the Board whenever the Chairman deems it advisable.

4.6          President. The President will have general active management of the business of the corporation. In the absence of the Chairman of the Board, the President will preside at all meetings of the shareholders and Board of Directors.  The President will be the chief executive officer of the corporation and will see that all orders and resolutions are carried into effect. The President will perform all duties usually incident to the office of President and such other duties as may from time to time be assigned by the Board.

4.7          Vice President. Each Vice President will have such powers and will perform such duties as may be specified in these Bylaws, prescribed by the Board of Directors, or prescribed by the President.

4.8          Secretary. The Secretary will be secretary of and will attend all meetings of the shareholders and Board of Directors, will act as clerk thereof and will record all the proceedings of such meetings in the minute book of the corporation. The Secretary will give proper notice of meetings of shareholders and directors and may, with the Chairman of the Board, President or Vice President, sign all certificates representing shares of the corporation and will perform the duties usually incident to this office and such other duties as may be prescribed by the Board of Directors from time to time.

4.9        Other Officers. The Board of Directors may appoint one or more Assistant Secretaries, and such other officers, agents and employees as the Board may deem advisable. Each officer, agent or employee so appointed will hold office at the pleasure of the Board and perform such duties as may be assigned by the Board, Chairman of the Board or President.

6

ARTICLE 5

Shares and Their Transfer

5.1          Certificates of Stock. The shares of the corporation may be either certificated or uncertificated shares as determined by resolution of the Board of Directors.  In the absence of such resolution, shares will be certificated.  If shares are uncertificated, the Secretary will mail to each holder of uncertificated shares the information set forth at the end of this section to be contained on certificates.  Every owner of certificated shares of stock of the corporation will be entitled to a certificate, to be in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned. The certificates for the stock will be numbered (separately for each class) in the order issued and signed in the name of the corporation by the proper officer of the corporation thereunto authorized by the Board of Directors.  Signatures of the officers upon a certificate may be facsimiles.  Certificates on which a facsimile signature of a former officer appears may be issued with the same effect as if the former officer were such officer on the date of issue.  Certificates will contain the name of the corporation, state that the corporation is incorporated under the laws of the State of Minnesota, state the name of the holder and number, class and series, if any, that the certificate represents.  Certificates must in addition, note conspicuously on their face or back any transfer restrictions to which they are subject.

5.2          Stock Record. As used in these Bylaws, the term "shareholder" means the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. A record will be kept of the name of the person, firm or corporation owning the stock represented by such certificates respectively, the respective dates thereof and, in the case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer must be cancelled and no new certificate or certificates may be issued in exchange for any existing certificate until such existing certificate has been so cancelled (except as provided for in Section 5.4 of this Article 5).

5.3          Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the shareholder named in the certificate (or his legal representative or duly authorized attorney-in-fact) and upon surrender for cancellation of the certificate or certificates for such shares. The shareholder in whose name shares of stock stand on the books of the corporation will be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares are made as collateral security and not absolutely, such fact, if known to the Secretary of the corporation or to the transfer agent, will be so expressed in the entry of transfer.

5.4          Lost Certificates.  Any shareholder claiming a certificate of stock to be lost or destroyed must make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and must, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

5.5          Inspection of Books by Shareholders. Shareholders will be permitted to inspect the books of the corporation in accordance with the MBCA.

7

ARTICLE 6

Dividends, Surplus, and Reserves

6.1          Dividends.  Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors may declare dividends from the net earnings or net assets of the corporation available for dividends whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation renders it advisable.

6.2          Use of Surplus; Reserves.  Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors in its discretion may use and apply any of the net earnings or net assets of the corporation available for such purpose to purchase or acquire any of the shares of the capital stock of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, or from time to time may set aside from its net assets or net earnings such sums as it, in its absolute discretion, may think proper as a reserve fund to meet contingencies, for the purpose of maintaining or increasing the property or business of the corporation, or for any other purpose it may think conducive to the best interests of the corporation.

ARTICLE 7

Fiscal Year and Audit

7.1          Fiscal Year.  The fiscal year of the corporation will be established by the Board of Directors.

7.2          Audit of Books and Accounts.  The books and accounts of the corporation must be audited at least once in each fiscal year or at such times as may be ordered by the Board of Directors.

ARTICLE 8

Waiver of Notice and Unanimous Consent

8.1          Requirement of Waiver in Writing.  Whenever any notice whatever is required to be given by these Bylaws, the Articles of Incorporation or any of the laws of the State of Minnesota, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, will be deemed equivalent to the actual required notice.

8.2          Authorization Without Meeting.  Any action of the shareholders, the Board of Directors, or any lawfully constituted Executive Committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose, by all of the directors or by all of the members of such Executive Committee, as the case may be.

ARTICLE 9

Amendments

9.1          Amendments.  These Bylaws may be altered, amended, added to or repealed by the affirmative vote of 51% of the members of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the MBCA. EXHIBIT 23.1

8